UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 26, 2012
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On March 26, 2012, based upon recommendation of its Audit Committee, the Company’s Board of Directors approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.  The reports of PwC on the financial statements of the Company for fiscal years 2010 and 2011, the last two fiscal years, contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During fiscal years 2010 and 2011, the Company’s two most recent fiscal years, and through March 26, 2012, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years.  During fiscal years 2010 and 2011, the two most recent fiscal years, and through March 26, 2012, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.  The Company provided PwC a copy of the above disclosures and requested PwC to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above.  A copy of that letter dated March 27, 2012 is filed as Exhibit 16.1 to this Form 8-K.

On March 26, 2012, based upon recommendation from its Audit Committee, the Company’s Board of Directors appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm.  During fiscal years 2010 and 2011, the two most recent fiscal years, and through March 26, 2012, the Company did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: March 27, 2012	/s/ RONALD J. SANTILLI
Ronald J. Santilli
EVP, Finance and Administration and Chief Financial Officer